KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated October 29, 2024, with respect to the financial statements and financial highlights of the Funds listed in Appendix A, as of August 31, 2024, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Chicago, Illinois

December 24, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

Appendix A

Nuveen Investment Trust II
Nuveen Equity Long/Short Fund

Nuveen Investment Funds, Inc.
Nuveen Credit Income Fund
Nuveen Strategic Income Fund

Nuveen Investment Trust III
Nuveen High Yield Income Fund
Nuveen Floating Rate Income Fund

Nuveen Investment Trust V
Nuveen Flexible Income Fund
Nuveen Preferred Securities and Income Fund

2